Exhibit 99.2

<epam>

Q1 2025

EPAM Reports Results

Q1 REVENUES

$1.302B

11.7% ↑ YoY *(reported)*

1.4% ↑ Organic YoY *(constant currency)*

OUTLOOK Q2 2025

Revenues in the range of

$1.325B-$1.340B

16.2% ↑ YoY *(midpoint of the range)*

OUTLOOK FY 2025

Revenue Growth in the range of

11.5%-14.5% ↑ YoY

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
Financial Services	$314M	**29.3%** ↑
Consumer Goods, Retail & Travel	$255M	**-1.4%** ↓
Software & Hi-Tech	$190M	**9.6%** ↑
Business Information & Media	$167M	**-2.2%** ↓
Life Sciences & Healthcare	$155M	**10.5%** ↑
Emerging	$221M	**22.8%** ↑

REVENUES BY GEOGRAPHY

Geography	Revenue	YoY
Americas	$780M	**12.6%** ↑
EMEA	$497M	**10.7%** ↑
APAC	$25M	**4.3%** ↑

DILUTED EARNINGS PER SHARE

$1.28 GAAP EPS — **-35.0%** ↓ YoY

$2.41 NON-GAAP EPS — **-2.0%** ↓ YoY

EMPLOYEES & LOCATIONS

61,700+ Total EPAMers

55,600+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 1st Quarter 2025 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.